Exhibit 10.7

GLOBAL INDEMNITY GROUP, LLC

2018 SHARE INCENTIVE PLAN

(as Amended and Restated Effective as of August 28, 2020)

Section 1. Purpose; Definitions

The purpose of the Plan is to give Global Indemnity Group, LLC, a Delaware company (the “Company”), and its Affiliates (as defined below) a competitive advantage in attracting, retaining and motivating officers, employees, consultants and non-employee directors, and to provide the Company and its Affiliates with a share plan providing incentives linked to the financial results of the Company’s businesses and increases in shareholder value.

Effective August 28, 2020, the transactions contemplated by that certain Scheme of Arrangement and Amalgamation (the “Scheme”) between Global Indemnity Limited (“GI Limited”), New CayCo (“New CayCo”) and certain shareholders, were consummated, which, together with the subsequent merger (together with the Scheme, the “Reorganization”) of New CayCo with and into the Company, resulted in, among other things, the holders of GI Limited Class A and Class B ordinary shares outstanding immediately before the effective time of the Scheme receiving one Class A common share of the Company and one Class B common share of the Company for each GI Limited Class A ordinary share and each GI Limited Class B ordinary share, respectively.

Prior to the Effective Time, the Plan was sponsored by GI Limited. In connection with and upon the consummation of the Reorganization, the Company assumed the sponsorship of the Plan and GI Limited’s existing obligations with respect to Awards granted and outstanding under the Plan.

For purposes of the Plan, the following terms are defined as set forth below:

“Affiliate” of a Person means a Person, directly or indirectly, controlled by, controlling or under common control with such Person and with respect to the Company, includes without limitation its Subsidiaries and its Parent.

“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards, including but not limited to the related issuance of Common Shares, including without limitation, under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Shares are listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of any Stock Option, Restricted Share, or Other Share-Based Award.

“Award Agreement” means a Restricted Share Agreement, Option Agreement or Other Share-Based Award Agreement. An Award Agreement may include provisions included in an employment or consulting agreement of the Company or any of its Affiliates.

“Board” means the Board of Directors of the Company.

“Cause” means, unless otherwise provided in the Participant’s employment or consulting agreement with the Company or any of its Affiliates, that (i) the Participant is charged with or has committed a felony or other crime involving moral turpitude or conduct adverse to the interests of the Company or its Affiliates, (ii) the Participant commits fraud, embezzlement or other conduct adverse to the interests of the Company or its Affiliates, (iii) the Participant substantially fails to perform his duties or obligations to the Company or its Affiliates, provided that he has been given notice and an opportunity to cure not to exceed thirty (30) days under circumstances in which the Board determines, in its sole discretion, that such failure to perform is in fact curable, or (iv) the Participant violates Company policies or policies of its Affiliates or materially breaches any representation made to the Company or its Affiliates.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

“Committee” means (a) the Compensation Committee of the Board; or (b) a committee (or subcommittee) of the Board that the Board may designate to administer or make decisions required to be made under the Plan, whose membership shall be composed of not less than two directors who are intended to qualify as Non-Employee Directors, each of whom shall be appointed by and serve at the pleasure of the Board; or (c) if at any time no such committee of the Board under (a) or (b) is so designated by the Board, the Board. For the avoidance of doubt, and notwithstanding the foregoing, the Board in its sole discretion may reserve to itself on an exclusive or non-exclusive basis any authority with respect to the Plan that is provided to any of the committees under clauses (a) or (b) of the immediately preceding sentence.

“Common Shares” means the Class A common shares, no par value per share, of the Company having the rights, preferences and privileges set out in the Company’s Second Amended and Restated Limited Liability Company Agreement, as amended from time to time (the “Limited Liability Company Agreement”).

“Company” has the meaning set forth in the preamble hereto and any successors by operation of law.

“Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. A Disability shall only be deemed to occur at the time of the determination by the Committee of the Disability.

“Employment” means, unless otherwise defined in an applicable Award Agreement or employment or consulting agreement, employment with, or service as a director or officer of, or as a consultant to, the Company or any of its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

“Exchange Program” means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Committee, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Committee will determine the terms and conditions of any Exchange Program in its sole discretion.

“Exercise Price” has the meaning set forth in Section 5(a).

“Fair Market Value” of the Common Shares means (unless otherwise provided in the applicable Award Agreement), as of any given date, the closing price on the applicable date of the Common Shares on the Nasdaq National Market or, if not listed on such market, on any other national securities exchange on which the Common Shares are listed or, if not so listed, on The Nasdaq Stock Market LLC and, if not so quoted, the average of the closing bid and ask prices for the Common Shares in the over-the-counter market on which the Common Shares are actively traded. If such sales prices are not so available or the Common Shares are not actively traded, as determined by the Committee in its sole discretion, the Fair Market Value of the Common Shares shall mean the fair value as determined by the Committee in light of all circumstances, including comparable recent bona fide sales of applicable or similar securities. In the absence of any established market for the Common Shares, the Fair Market Value of the Common Shares shall be determined in good faith by the Committee. For purposes of the grant of any Stock Option, the applicable date shall be the date on which the Stock Option is granted.

“Family Member” means, solely to the extent provided for in Rule 701 under the Securities Act or, following the filing of a Securities Act Form S-8 with respect to the Plan, solely to the extent provided for in Securities Act Form S-8, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the employee) control the management of assets, and any other entity in which these persons (or the employee) own more than fifty percent (50%) of the voting interests or as otherwise defined in Rule 701 under the Securities Act or Securities Act Form S-8, as applicable.

“FPC” means Fox Paine & Company, LLC, its subsidiaries and related entities (including without limitation Fox Paine Capital, LLC, Fox Paine Capital Fund, L.P., Fox Paine Capital Fund H GP, LLC, Fox Paine Capital Fund II L.P., Fox Paine Capital Fund II International, L.P., Fox Paine Capital Fund II Co-Investors International, LP), and all Persons that are partners or shareholders or members in any such related entities) and all partners, members, directors, employees, shareholders and agents of any of the foregoing.

“Incentive Stock Option” means a Stock Option that qualifies as and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Non-Employee Director” means a member of the Board who qualifies as a Non-Employee Director (as defined in Rule 16b-3).

“Nonstatutory Stock Option” means a Stock Option not intended to qualify as an Incentive Stock Option. “Option Agreement” means an agreement setting forth the terms and conditions of a Stock Option Award. “Other Share-Based Award” means any Award granted under Section 7.

“Officer” means a Person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder

“Parent” means any parent corporation of the Company within the meaning of Section 424(e) of the Code.

“Participant” has the meaning set forth in Section 4.

“Performance Goal” means the objective performance goals established by the Committee that may be based on one or more of the following performance criteria: (i) the attainment of certain target levels of, or a specified percentage increase in, revenues, income before taxes and extraordinary items, net income, operating income, earnings before income tax, earnings before interest, taxes, depreciation and amortization or a combination of any or all of the foregoing; (ii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax profits including, without limitation, that attributable to continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase in, operational cash flow; (iv) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, the Company’s bank debt or other long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee; (v) earnings per share or the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations; (vi) the attainment of certain target levels of, or a specified increase in return on capital employed or return on invested capital; (vii) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity; (viii) the attainment of certain target levels of, or a specified increase in, economic value added targets based on a cash flow return on investment formula; (ix) the attainment of certain target levels in the fair market value of the shares of the Company’s Common Shares; (x) the growth in the value of an investment in the Company’s Common Shares assuming the reinvestment of dividends; (xi) the attainment of a certain level of, reduction of, or other specified objectives with regard to limiting the level in or increase in, all or a portion of controllable expenses or costs or other expenses or costs or a reduction of the loss ratio, expense ratio, or combined ratio; (xii) achievement of certain targets with respect to the Company’s book value, assets or liabilities; and/or (xiii) such other criteria that the Committee determines, in its sole discretion. For purposes of item (i) above, “extraordinary items” shall mean all items of gain, loss or expense for the fiscal year determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a corporate transaction (including, without limitation, a disposition or acquisition) or related to a change in accounting principle, all as determined in accordance with standards established by Opinion No. 30 of the Accounting Principles Board. In addition, such Performance Goal may be based upon the attainment of specified levels of Company (or subsidiary, division or other operational unit of the Company) performance under one or more of the measures described above relative to the performance of other corporations. Furthermore, such Performance Goal may be supplemented by reference to per share determinations.

“Performance Period” means three consecutive fiscal years of the Company, or such shorter period as determined by the Committee in its discretion.

“Person” means an individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

“Plan” means the Global Indemnity Group, LLC 2018 Share Incentive Plan, as set forth herein and as hereinafter amended from time to time.

“Plan Shares” has the meaning set forth in Section 11(a).

“Restricted Shares” means an Award of Common Shares granted under Section 6.

“Restricted Share Purchase Agreement” means an agreement setting forth the terms and conditions of an Award of Restricted Shares.

“Retirement” means, unless otherwise specified in the applicable Award Agreement, a Participant’s Termination of Employment without Cause at or after age fifty-five (55).

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

“SEC” means the Securities and Exchange Commission or any successor agency.

“Section 409A” means Section 409A of the Code, including any valid regulation or other official guidance promulgated thereunder.

“Section 457A” means Section 457A of the Code, including any valid regulation or other official guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor thereto.

“Share Award” means an Award consisting of either shares of Common Shares or a right to receive Common Shares in the future, each pursuant to Section 6 of the Plan.

“Stock Option” means any Nonstatutory Stock Option or Incentive Stock Option.

“Subsidiary’ means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

“Termination of Employment” means (i) a termination of service (for reasons other than a military or personal leave of absence granted by the Company) of a Participant from the Company or an Affiliate, unless the Participant thereupon becomes employed by the Company or another affiliate. For purposes of Incentive Stock Options, any such leave may not exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option. In addition, certain other terms used herein have definitions otherwise ascribed to them herein.

Section 2. Administration

The Plan shall be administered by the Committee.

Among other things, the Committee shall have the authority, subject to the terms of the Plan, to:

(a) select the Participants to whom Awards may from time to time be granted and designate the Affiliates of the Company for purposes of the Plan;

(b) determine whether and to what extent Awards are to be granted hereunder,

(c) determine the number of shares of Common Shares to be covered by each Award granted hereunder;

(d) determine the terms and conditions of any Award granted hereunder (including, but not limited to, the Exercise Price (subject to Section 5(a)), any vesting conditions, restrictions or limitations (which may be related to the performance of the Participant, the Company or any of its Affiliates)) and any acceleration of vesting or waiver or cancellation regarding any Award and the Common Shares relating thereto, based on such factors as the Committee shall determine;

(e) subject to Section 8 hereof, modify, amend or adjust the terms and conditions of any Award, at any time or from time to time, including, but not limited to, the authority to institute and determine the terms and conditions of an Exchange Program.

(f) determine to what extent and under what circumstances Common Shares and other amounts payable with respect to an Award shall be deferred;

(g) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(h) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;

(i) interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement, including, but not limited to, an Award Agreement relating thereto);

(j) adopt any sub plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax laws or other laws applicable to the Company, its Affiliates, or to Participants or to otherwise facilitate the administration of the Plan, which sub plans may include additional restrictions or conditions applicable to Awards or Plan Shares acquired upon exercise of Awards; and

(k) make all determinations necessary or advisable for administering the Plan and otherwise supervise and administer the Plan.

The Committee may act only by a majority of its members then serving thereon, except that, if permissible under Applicable Law, the Committee may designate or allocate all or any portion of its responsibilities and powers to any one or more of their number or any officer of the Company. Any such designation or allocation may be revoked by the Committee at any time.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of the Plan or an Award (or related Award Agreement) granted hereunder shall be determined and resolved by the Committee. Any determination or resolution made by the Committee pursuant to the provisions of the Plan with respect to the Plan, any Award or Award Agreement shall be made in the sole discretion of the Committee and, with respect to an Award, at the time of the grant of the Award or, unless in contravention of any express term of the Plan or the Award Agreement, at any time thereafter. Except as otherwise set forth herein or in any Award Agreement, all decisions made by the Committee in accordance with the terms of the Plan or the Award Agreements shall be final, conclusive and binding on all Persons, including the Company, its Affiliates and the Participants, and will be given the maximum deference permitted by Applicable Laws.

To the maximum extent permitted by Applicable Law and the Limited Liability Company Agreement of the Company and to the extent not covered by insurance directly insuring such person, each officer and member or former member of the Committee or the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees and expenses of counsel reasonably acceptable to the Committee) or liability (including any sum paid in settlement of a claim with the approval of the Committee), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the administration of the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the employees, officers, directors or members or former officers, directors or members may have under Applicable Law or under the Limited Liability Company Agreement of the Company or any Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the Plan.

Section 3. Shares

The total number of Common Shares reserved and available for grant under the Plan shall be 2,500,000 (subject to any increase or decrease pursuant to this Section 3). Shares subject to an Award under the Plan may be authorized and unissued Common Shares or Common Shares held in or acquired for the treasury of the Company or both.

If any Restricted Shares or Other Share-Based Awards are forfeited to or repurchased by the Company due to failure to vest or if any Stock Option expires or terminates without being exercised, the shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan. In addition, in determining the number of Common Shares available for Awards other than Incentive Stock Options, if Common Shares have been delivered or exchanged by a Participant as full or partial payment to the Company for payment of the exercise price, or for payment of withholding taxes, or if the number of Common Shares otherwise deliverable has been reduced for payment of the exercise price or for payment of withholding taxes, or if Awards are surrendered pursuant to an Exchange Program, the number of Common Shares exchanged or reduced as payment in connection with the exercise or for withholding and the Common Shares subject to such Award surrendered pursuant to an Exchange Program shall again be available for purposes of Awards other than Incentive Stock Options under the Plan.

The total number of Common Shares subject to any Stock Option which may be granted under the Plan to any Participant shall not exceed 300,000 shares (subject to any increase or decrease pursuant to this Section 3) during each fiscal year of the Company. The individual Participant limitations set forth in this Section 3 shall be cumulative; that is, to the extent that Common Shares for which Options are permitted to be granted to a Participant pursuant to this Section during a fiscal year of the Company are not covered by a grant of a Stock Option in the Company’s fiscal year, such Common Shares available for grants to such Participant automatically increase in the subsequent fiscal years during the term of the Plan until used.

No individual may be granted in any fiscal year of the Company Other Share-Based Awards that are contingent upon the attainment of Performance Goals covering more than 50,000 Shares.

In the event any merger, reorganization, consolidation, combination, recapitalization, spin-off, stock dividend, share split, reverse share split, extraordinary distribution (whether in the form of cash, Common Shares, other securities, or other property) with respect to the Common Shares, repurchase or exchange of Common Shares or other securities of the Company, any sale or transfer of all or part of the Company’s assets or business or other change in corporate structure affecting the Common Shares occurs or is proposed (such an event, an “Equity Restructuring”), the Committee or the Board shall, effective as of the time of the Equity Restructuring, make such substitution or adjustment in the aggregate number and kind of shares or other property reserved for issuance under the Plan or any limitations under the Plan, in the number, kind and Exercise Price (as defined herein) of shares or other property subject to outstanding Stock Options, in the number and kind of shares or other property subject to Restricted Share Awards or other Awards, and/or such other substitution or adjustments, in each case as the Committee or the Board shall determine in its discretion to be appropriate in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, provided that, in no case shall such determination adversely affect in any material respect the rights of a Participant hereunder or under any Award Agreement. In connection with any event described in this paragraph, the Committee may provide, in its sole discretion, for the cancellation of any outstanding Stock Option and payment in cash or other property in exchange therefor in an amount equal to the excess at such time, if any, of the Fair Market Value of the underlying Common Shares over the per share exercise price for such Stock Options.

In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of substantially all of the Company’s outstanding Common Shares by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, treat each outstanding Award as the Committee determines (subject to the provision of the following paragraph) without a Participant’s consent, including without limitation that: (i) Awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, that the Participant’s Awards will terminate upon or immediately prior to the consummation of the Acquisition Event, by delivering notice of termination to each Participant a reasonable period of time (as determined in the Committee) prior to the date of consummation of the Acquisition Event, in which case during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his or her Stock Options that are then outstanding (without regard to any limitations on exercisability otherwise contained in the Stock Option agreements); (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of the Acquisition Event, and, to the extent the Committee determines, terminate upon or immediately prior to the effectiveness of such Acquisition Event; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this paragraph, the Committee will not be obligated to treat all Awards, all Awards held by a Participant, or all Awards of the same type, similarly.

In the event that the successor corporation does not assume or substitute for the Award (or portion thereof), the Participant will fully vest in and have the right to exercise such outstanding Option, including shares as to which such Award would not otherwise be vested or exercisable, all restrictions on other Awards will lapse, and, with respect to such Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable Award Agreement or other written agreement between the Participant and the Company or any of its Affiliates, as applicable. In addition, if an Option is not assumed or substituted in the event of an Acquisition Event, the Committee will provide for the notice and exercisability period set forth in clause (ii) of the immediately preceding paragraph.

For the purposes of this Section, an Award will be considered assumed if, following the Acquisition Event, the Award confers the right to purchase or receive, for each Common Share subject to the Award immediately prior to the Acquisition Event, the consideration (whether shares, cash, or other securities or property) received in the Acquisition Event by holders of Common Shares for each Common Share held on the effective date of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Common Shares); provided, however, that if such consideration received in the Acquisition Event is not solely common stock or ordinary shares of the successor corporation or its Parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of a Stock Option or upon the payout of other Awards, for each Common Share subject to such Award, to be solely common stock or ordinary shares of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Shares in the Acquisition Event.

In the event of the proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

Section 4. Participants

The following persons shall be “Participants” eligible to be granted Awards under the Plan: (i) Persons who are officers, directors, employee or consultants of the Company and/or any of its Affiliates; (ii) Persons who at the time of grant may be performing (or subject to being required t perform) services for the Company or any of its Affiliates (including, without limitation, officers, directors, employees, Affiliates and consultants of FPC); and (iii) Non-Employee Directors of the Company and its Affiliates who are responsible for or contribute to the management, growth and profitability of the business of the Company and its Affiliates. However, Incentive Stock Options may be granted only to employees of the Company, its Subsidiaries or its Parent.

Section 5. Stock Options

The Board or the Committee as its duly authorized delegate shall have the authority to grant to Participants Stock Options. Stock Options shall be evidenced by Option Agreements, which shall include such terms and provisions as the Committee may determine from time to time, including whether such Stock Option is designated as an Incentive Stock Option or Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Common Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Stock Options will be treated as Nonstatutory Stock Options. For purposes of the immediately preceding sentence, Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Common Shares for purposes of the foregoing in this paragraph will be determined as of the time the Stock Option with respect to such Common Shares is granted.

The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to receive a grant of a Stock Option, determines the number of Common Shares to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such other date as the Committee may determine. The Company shall notify a Participant of any grant of a Stock Option, and a written Option Agreement shall be duly executed and delivered by the Company to the Participant. Such Option Agreement shall become effective upon execution and delivery by the Participant to the Company.

Stock Options shall be subject to the following terms and conditions, and shall contain such additional terms and conditions as the Committee shall deem desirable:

(a) Exercise Price. The price per Common Share purchasable under a Stock Option shall be such price as determined by the Committee and set forth in the Option Agreement (the “Exercise Price”); provided that the Exercise Price shall not be less than the grant date Fair Market Value of the Common Shares, and:

(i) In the case of an Incentive Stock Option

(A) granted to an employee of the Company, its Subsidiaries or its Parent who, at the time of the grant of such Incentive Stock Option, owns shares representing more than ten percent (10%) of the voting power of all share classes of the Company or its Subsidiaries or its Parent (a “Ten Percent Shareholder”), the per share Exercise Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the date of grant; and

(B) granted to any employee of the Company, its Subsidiaries or its Parent other than a Ten Percent Shareholder, the per share Exercise Price shall be no less ‘than one hundred percent (100%) of the Fair Market Value per share on the date of grant.

(ii) in the case of any other Stock Option granted, including Nonstatutory Stock Options, the per share Exercise Price as determined by the Committee

(iii) Notwithstanding the foregoing, Stock Options may be granted with a per share Exercise Price of less than one hundred percent (100%) of the Fair Market Value per share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee provided, however, that no Stock Option shall be exercisable more than ten (10) years after the date such Stock Option is granted. Absent any such term being fixed by the Committee, pursuant to an Option Agreement or otherwise, such term shall be ten (10) years; provided, however, that the term of an Incentive Stock Option granted to a Ten Percent Shareholder shall not exceed five (5) years.

(c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee If the Committee provides that any Stock Option is exercisable only in installments, the Committee may at any time waive such installment exercise provisions, in whole or in part, based on such factors as the Committee may determine. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

(d) Method of Exercise. Subject to the provisions of this Section 5, Stock Options that have become exercisable in accordance with its terms may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of Common Shares subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the Exercise Price per share by certified or bank check or such other instrument or method of payment as the Committee may accept. Unless determined otherwise by the Committee at the time of grant and set forth in the Option Agreement, payment, in full or in part, may also be made in the form of a promissory note to the extent permitted by Applicable Laws, or fully vested Common Shares (other than Restricted Shares) already owned by the Participant (for at least six months or such other period, as determined by the Committee, that is necessary to avoid a charge, for accounting purposes, against the Company’s earnings as reported in the Company’s financial statements if acquired upon exercise of a Stock Option or received upon the lapse of restrictions on an Award of Restricted Shares) of the same class as the Common Shares subject to the

Stock Option (based on the Fair Market Value of the Common Shares on the date the Stock Option is exercised) or, if the Common Shares are traded on a national securities exchange, including The Nasdaq Stock Market LLC, or quoted on a national quotation system sponsored by the National Association of Securities Dealers, and the Committee authorizes, to the extent permitted by law, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price or through “net settlement” in Common Shares, or other cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan, or such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws or any combination of the methods of payment set forth in this Section.

No Common Shares shall be issued until full payment therefor (including without limitation any applicable tax withholding obligations) has been made. A Stock Option may not be exercised for a fraction of an Common Share. Common Shares issued upon exercise of a Stock Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Common Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Common Shares subject to a Stock Option, notwithstanding the exercise of the Stock Option. The Company will issue (or cause to be issued) such Common Shares promptly after the Stock Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Common Shares are issued, except as provided in Section 3.

(e) Nontransferability of Stock Options. No Stock Option shall be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise expressly permitted under the applicable Option Agreement. All Stock Options granted to an individual shall be exercisable, subject to the terms of the Plan, during the Participant’s lifetime, only by the Participant or any Person to whom such Stock Option is transferred pursuant to the preceding sentence, including such Participant’s guardian, legal representative and other transferee. The term “Participant” includes the estate of the Participant or the Legal representative of the Participant named in the Option Agreement and any Person to whom an Option is otherwise transferred in accordance with this Section 5(e), by will or the laws of descent and distribution; provided, however, that references herein to Employment of a Participant or termination of Employment of a Participant shall continue to refer to the Employment or termination of Employment of the applicable grantee of an Award hereunder.

(f) Termination of Employment.

(i) Termination for Any Reason (other than Cause). Except as otherwise determined by the Committee and expressly provided in the applicable Option Agreement or applicable employment or consulting agreement, upon the termination of the Participant’s Employment for any reason (other than Cause), including death or Disability, (A) vesting ceases, (B) the term of unvested stock options lapses and vested and unvested options will become unexercisable, and (C) such Participant shall have ninety (90) days to exercise the portion of the Participant’s Stock Option that is vested on the date of the Participant’s termination of Employment. Notwithstanding anything contained herein to the contrary, the Participant shall not be permitted to exercise any Stock Option at a time beyond the initial option term.

(ii) Termination for Cause. All outstanding and unexercised Stock Options, whether vested or unvested, as of the time the Participant is notified that his or her Employment is terminated for Cause or at the time the Participant voluntarily terminates employment within ninety (90) days after the occurrence of an event that would be grounds for a termination for Cause, will be cancelled immediately.

Section 6. Restricted Shares

The Committee shall determine the Participants to whom and the time or times at which grants of Restricted Shares will be awarded, the number of shares to be awarded to any Participant, the purchase price, the conditions for vesting, the time or times within which such Awards may be subject to cancellation, repurchase and restrictions on transfer and any other terms and conditions of the Awards (including provisions (i) relating to placing legends on certificates representing Restricted Shares, (ii) permitting the Company to require that Restricted Shares be held in custody by the Company with a share transfer certificate from the owner thereof until restrictions lapse and (iii) relating to any rights to repurchase Restricted Shares on the part of the Company). Each Participant receiving Restricted Shares shall be issued a share certificate in respect of such Restricted Shares, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of shares of Restricted Shares. Unless the Committee determines otherwise, the Company as escrow agent will hold Restricted Shares until the restrictions on such Restricted Shares have lapsed. Unless otherwise specified in the Restricted Share Agreement, upon a Participant’s termination for any reason during the relevant restriction period, all unvested Restricted Shares will be forfeited to the Company, without compensation.

Furthermore, in addition to the foregoing restrictions, Restricted Shares held by an officer, employee director or consultant of the Company or one of its Affiliate may be subject to additional or greater restrictions and any restrictions set forth in the Limited Liability Company Agreement. The terms and conditions of Restricted Share Awards shall be set forth in a Restricted Share Agreement, which shall include such terms and provisions as the Committee may determine from time to time, and which shall be duly executed and delivered by the Company to the Participant and become effective upon execution and delivery by the Participant to the Company. Except as provided in this Section 6, the Restricted Share Agreement, and any other relevant agreements, the Participant shall have, with respect to the Restricted Shares, all of the rights of a shareholder of the Company holding the class or series of Common Shares that is the subject of the Restricted Share Award, including, if applicable, the right to vote the shares and, subject to the following sentence, the right to receive any cash dividends or distributions (but, subject to Section 3, not the right to receive non-cash dividends or distributions). If so determined by the Committee in the applicable Restricted Share Agreement, cash dividends and distributions on the class or series of Common Shares that is the subject of the Restricted Share Award shall be automatically deferred and reinvested in additional Restricted Shares, held subject to the vesting of the underlying Restricted Shares, or held subject to meeting conditions applicable only to dividends and distributions.

Section 7. Other Share-Based Awards

The Committee is authorized to grant to Participants Other Share-Based Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Shares, including but not limited to, Common Shares awarded purely as a bonus and not subject to any restrictions or conditions, Common Shares in payment of the amounts due under an incentive or performance plan sponsored or maintained by the Company or a Subsidiary, share appreciation rights (either separately or in tandem with Options), share equivalent units, and Awards valued by reference to book value of Common Shares.

Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such Awards shall be made, the number of Common Shares to be awarded pursuant to or referenced by such Awards, and all other conditions of the Awards. Grants of Other Share-Based Awards may be subject to such conditions, restrictions and contingencies as the Committee may determine which may include, but are not limited to, continuous service with the Company or an Affiliate and/or the achievement of Performance Goals. The criteria that may be used by the Committee in granting Other Share-Based Awards contingent on Performance Goals shall consist of the attainment of one or more of the Performance Goals. The Committee may select one or more Performance Goals for measuring performance and the measuring may be stated in absolute terms or relative to comparable companies.

Other Share-Based Awards made pursuant to this Section 7 are subject to the following terms and conditions:

(a) Dividends. Unless otherwise determined by the Committee at the time of Award, subject to the provisions of the Award Agreement and the Plan, the recipient of an Award under this Section 7 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the number of Common Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion.

(b) Vesting. Any Award under this Section 7 and any Common Shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award Agreement, as determined by the Committee, in its sole discretion.

(c) Waiver of Limitation. In the event of the Participant’s Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the limitations imposed hereunder (if any) with respect to any or all of an Award under this Article.

(d) Purchase Price. Common Shares issued on a bonus basis under this Section 7 may be issued for no cash consideration; Common Shares purchased pursuant to a purchase right awarded under this Section 7 shall be priced as determined by the Committee.

(e) Committee Certification. At the expiration of the Performance Period (if any), the Committee shall determine and certify in writing the extent to which the Performance Goals (if any) have been achieved.

Section 8. Term, Amendment and Termination

The Plan will be effective as of March 4, 2018, and expire on March 4, 2023, unless terminated earlier by the Board or the Committee in accordance with this Section. Awards outstanding as of such date shall not be affected or impaired by the expiration of the Plan and shall be subject to the terms of the Plan.

The Board or the Committee may at any time amend, alter, suspend, or terminate the Plan, prospectively or retroactively (as permitted by Applicable Law); provided, however, that, unless otherwise required by Applicable Law or specifically provided herein, no amendment, alteration, suspension or termination shall be made that is materially adverse to the rights of a Participant under an Award theretofore granted without mutual agreement between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company; provided, further, without the approval of the shareholders of the Company in accordance with Applicable Law, to the extent required by the applicable provisions of Rule 16b-3 or the rules of any exchange or system on which the Common Shares are listed or traded, or, with regard to Incentive Stock Options, Section 422 of the Code, no amendment may be made which would (i) increase the aggregate number of Common Shares that may be issued under the Plan or the maximum individual Participant limitations under Section 3; (ii) change the classification of Participants eligible to receive Awards under the Plan; (iii) extend the maximum Stock Option period or (iv) require shareholder approval in order for the Plan to continue to comply with the applicable provisions of Rule 16b-3, or, with regard to Incentive Stock Options, Section 422 of the Code. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively (to the extent permitted by Applicable Law), but no such amendment shall be made that is adverse to the rights of the Participant thereunder without the Participant’s consent.

The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws.

Section 9. Unfunded Status of Plan

It is presently intended that the Plan constitute an “unfunded” plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the “unfunded” status of the Plan.

Section 10. Forfeiture Events

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Notwithstanding any provisions to the contrary under the Plan, an Award shall be subject to the Company’s clawback policy as may be established and/or amended from time to time (the “Clawback Policy”). The Committee may require a Participant to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws.

Section 11. General Provisions

(a) Awards and Certificates. Shares of Restricted Shares and Common Shares issuable upon the exercise of a Stock Option or pursuant to Other Share-Based Awards (together, “Plan Shares”) shall be evidenced in such manner as the Committee may deem appropriate, including book entry registration or issuance of one or more share certificates. Any certificate issued in respect of Plan Shares shall be registered in the name of such Participant and shall bear appropriate legends referring to the terms, conditions, and restrictions applicable to such Award. Such Plan Shares may bear other legends to the extent the Committee or the Board determines it to be necessary or appropriate. If and when all restrictions expire without a prior cancellation of the Plan Shares theretofore subject to such restrictions, upon surrender of legended certificates representing such shares new certificates for such shares shall be delivered to the Participant without the second legend listed above. The date of grant of an Award will be, for all purposes, the date on which the Committee makes the determination granting such Award, or such other later date as is determined by the Committee. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

(b) Representations and Warranties. The Committee may require each Person purchasing or receiving Plan Shares to (i) represent to and agree with the Company in writing that such Person is acquiring the shares without a view to the distribution thereof and (ii) make any other representations and warranties that the Committee deems appropriate.

(c) Additional Compensation. Nothing contained in the Plan shall prevent the Company or any of its Affiliates from adopting other or additional compensation arrangements for its employees.

(d) No Right of Employment. Adoption of the Plan or grant of any Award shall not confer upon any employee or any other individual any right to continued Employment, nor shall it interfere in any way with the right of the Company or any of its Affiliates to terminate the Employment of any eligible Participant at any time, with or without cause, to the extent permitted by Applicable Laws.

(e) Withholding Taxes. No later than the date as of which an amount first becomes includible in the gross income of a Participant for income tax purposes or subject to Federal Insurance Contributions Act withholdings with respect to any Award, including, without limitation, upon exercise of any Stock Option, under the Plan, such Participant shall pay to the Company or, if appropriate, one of its Affiliates, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or non-U.S. taxes of any kind required by Applicable Law to be withheld with respect to such amount. If approved by the Committee, minimum required statutory withholding obligations, or such greater amount of withholding as the Committee may determine may be settled with Common Shares (provided the delivery of such Common Shares will not result in any adverse accounting consequences, as the Committee determines in its sole discretion), including Common Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Shares, having the Participant deliver to the Company already-owned Common Shares having a fair market value equal to the minimum statutory amount required to be withheld or such greater amount as the Committee may determine provided the delivery of such Common Shares will not result in any adverse accounting consequences, as the Committee determines in its sole discretion, or selling a sufficient number of Common Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or any combination of the payment methods described in this Section 11(e). The fair market value of the Common Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(f) Beneficiaries. The Committee shall establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid or by whom any rights of the Participant, after the Participant’s death, may be exercised.

(g) Governing Law. The Plan and all Awards made and actions taken thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

(h) Compliance with Laws. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Common Shares under any state, federal or foreign law or under the rules and regulations of the U.S. Securities and Exchange Commission, the stock exchange on which Common Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Common Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Common Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

(i) Nontransferability. Unless determined otherwise by the Committee or as otherwise set forth in the Plan, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Committee makes an Award transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.

(j) Fractional Shares. No fractional shares shall be issued under the Plan and no cash settlements shall be made with respect to fractional shares eliminated by rounding.

(k) Shareholders’ Agreement and Other Requirements. Notwithstanding anything herein to the contrary, as a condition to the receipt of Plan Shares, to the extent required by the Committee, the Participant shall execute and deliver a shareholders’ agreement or such other documentation which shall set forth certain restrictions on transferability of the Plan Shares, a right of first refusal of the Company with respect to Plan Shares, the right of the Company to purchase Plan Shares and such other terms as the Board or Committee shall from time to time establish. Such shareholders’ agreement shall apply to all Plan Shares acquired under the Plan. The Company may require, as a condition of grant or exercise of any Award, the Participant to become a party to any other existing shareholders’ agreement. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Common Shares if, in the opinion of counsel for the Company, such a representation is required.

(l) Sections 409A and 457A. Notwithstanding other provisions of the Plan or any Award Agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under the Plan in a manner that would result in the imposition of an additional tax under Sections 409A or 457A upon a Participant. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A and Section 457A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A or Section 457A, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award agreement under the Plan is intended to meet the requirements of Section 409A and Section 457A and will be construed and interpreted in accordance with such intent, including with respect to any ambiguities or ambiguous terms, except as otherwise determined in the sole discretion of the Committee. In the event that it is reasonably determined by the Committee that, as a result of Section 409A or Section 457A, payments or deliveries of shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A or Section 457A, the Company will make such payment or delivery of shares on the first day that would not result in the Participant incurring any tax liability under Section 409A or Section 457A. In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries of shares in respect of any Award subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A. The Company shall use commercially reasonable efforts to implement the provisions of this Section 11(l) in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 11(l). In no event will the Company or any Affiliates have any liability or obligation to reimburse, indemnify, or hold harmless any Participant for any taxes, interest, or penalties imposed, or other costs incurred, as a result of Section 409A or Section 457A.